SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): June 12, 1996

                           Penn National Gaming, Inc.

State or other jurisdiction of            (I.R.S. Employer
incorporation or organization             Identification No.)

Pennsylvania                              23-2234473

Penn National Gaming, Inc.
825 Berkshire Blvd.
Wyomissing, PA 19610
610-373-2400



Item 5.  Other Events

General

         Effective  June 4, 1996,  PNGI  Charles Town Gaming  Limited  Liability
Company ("Gaming") entered into a Cooperation Agreement between and among Gaming, Charles Town Racing Limited Partnership ("Partnership") and Charles Town Races, Inc. ("Races", and together with Partnership, "Charles Town"). The Cooperation Agreement was originally dated April 30, 1996, and was delivered and became effective on June 4, 1996. Penn National Gaming of West Virginia, Inc., an indirect wholly-owned subsidiary of Penn National Gaming, Inc. is the Managing Member and has an 80% membership interest in Gaming. Races is a wholly-owned subsidiary of Partnership.

         Gaming also entered into a Loan and Security Agreement with Races (the "Loan Agreement"), evidenced by a Promissory Note in the original principal amount of $1,250,000 (the "Note"), a Security Agreement with Partnership (the "Security Agreement"), a Stock Pledge Agreement with Partnership (the "Pledge Agreement"), and a Limited Recourse Guaranty Agreement with Partnership (the "Guaranty Agreement" and together with the Loan Agreement, the Security
Agreement and the Pledge Agreement, the "Loan Documents"), all of which were dated May 8, 1996, and were delivered and became effective June 4, 1996.

         Races' obligations under the Loan Agreement and Partnership's obligations under the Guaranty Agreement are further secured by a Credit Line Deed of Trust (the "Mortgage") relating to Partnership's fee ownership interest in approximately 250 acres of land at which Races operates a thoroughbred racing track (the "Property"), and by Races' leasehold interest in the Property. One Valley Bank, Inc., Charles Town's primary lender, has a prior mortgage on the Property.

The Cooperation Agreement

         The Cooperation Agreement provides for a payment by Gaming of $250,000, to extend from March 31, 1996 to December 31, 1996, the option held by Gaming to acquire from Charles Town, for a purchase price of $18,000,000 (the "Purchase Price"), the Property and the other assets related to the operation of the thoroughbred racing and simulcast wagering activities conducted by Races at the Property (the "Option"). The Cooperation Agreement also amends the Option, to reduce the Purchase Price for amounts borrowed by Races under the Loan Agreement.
         The Cooperation Agreement, among other things, also provides that Gaming shall, at its own cost, use its best efforts to cause a referendum to permit video lottery games in Jefferson County, West Virginia (the "Referendum") to be placed on the ballot for the election voting to be held on November 5, 1996, and to be passed in such voting, and provides for Gaming to assume certain


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liabilities  of  Charles  Town  upon the  closing  of the  purchase  transaction contemplated by the Option (if it is exercised).

The Loan Documents

         The Loan Agreement provides for Gaming to provide Races with a line of credit in the maximum amount of $1,250,000 (the "Loan"), with interest accruing on the outstanding balance at the Wall Street Journal listed Prime Rate plus 1 1/2%. All amounts borrowed or accrued under the Loan are due November 6, 1996 if the Referendum does not pass, December 31, 1996 if the Referendum passes, or upon the closing of the purchase transaction contemplated by the Option (if it is exercised). Under the Loan Agreement, Races grants to Gaming a security interest in and lien on all assets of Races. One Valley Bank, Inc. has a prior security interest in such assets. The Loan is evidenced by the Note.

         Pursuant  to  the  Guaranty  Agreement,   Partnership   guarantees  the
obligations of Races under the Loan Agreement (the "Limited Guaranty"). As security for the Guaranty, Partnership entered into the Security Agreement, pursuant to which it granted Gaming a lien on and security interest in all of the assets of Partnership. One Valley Bank, Inc. has a prior security interest in such assets. As further security for the Guaranty, Partnership entered into the Stock Pledge Agreement, pursuant to which Partnership pledged all of the stock of Races to Gaming. Partnership and Races further secured their respective obligations under the various Loan Documents by granting to Gaming the Mortgage. Partnership's Guaranty is limited in recourse to its assets, the Races Stock and the Mortgage, and is not recourse to the partners of Partnership.






Item 7.  Financial Statements and Exhibits

Exhibit 5.1 Cooperation agreement dated April 30, 1996 between the Company and Charles Town Races, Inc. and Charles Town Racing Limited Partnership

Exhibit 5.2 Loan and Security agreement dated May 8, 1996 between the Company and Charles Town Races, Inc.

Exhibit 5.3 Security agreement dated May 8, 1996 between the Company and Charles Town Racing Limited Partnership.

Exhibit 5.4 Stock Pledge agreement dated May 8, 1996 between the Company and Charles Town Racing Limited Partnership.

Exhibit 5.5 Limited Recourse Guaranty agreement dated May 8, 1996 between the Company and Charles Town Racing Limited Partnership.


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      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Penn National Gaming, Inc.

By:_____________________________________________________
Robert S. Ippolito       Secrectary

Date: June 12, 1996